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                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY
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                    AMENDED AND RESTATED ADVISORY AGREEMENT
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          This Amended and Restated Advisory Agreement (this "Agreement") is
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made and entered into as of October 2, 1996, by and between Wesley-Jessen
Corporation, a Delaware corporation (the "Company"), and Bain Capital, Inc., a
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Delaware corporation ("Bain").  This Agreement amends, restates and replaces
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that certain Advisory Agreement dated as of June 28, 1995,  by and between the
Company and Bain.

          WHEREAS, the Company desires to retain Bain and Bain desires to perform for the Company and its subsidiaries and parent certain services;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

          1.   Term.  This Agreement shall be in effect for an initial term
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commencing on the date hereof and ending on January 31, 2004 (the "Term"), and
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shall be automatically extended thereafter on a year to year basis unless the
Company or Bain provides written notice of its desire to terminate this Agreement to the other party 90 days prior to the expiration of the Term or any extension thereof.

          2.   Services.  Bain shall perform or cause to be performed such
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services for the Company and its subsidiaries and parent as directed by the
Company's board of directors, which may include, without limitation, the following:

          (a)  general executive and management services;

          (b) identification, support, negotiation and analysis of acquisitions and dispositions by the Company or its subsidiaries or parent;

          (c) support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

          (d) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

          (e) marketing functions, including monitoring of marketing plans and strategies;

          (f) human resource functions, including searching and hiring of executives; and

          (g) other services for the Company and its subsidiaries and parent upon which the Company's board of directors and Bain agree.
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          3.   Advisory Fee.  Payment for services rendered by Bain and/or its
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affiliates incurred in connection with the performance of services pursuant to this Agreement shall not exceed $500,000 per fiscal quarter to Bain and/or its affiliates plus reasonable out-of-pocket expenses of Bain and/or its affiliates, payable by the Company to Bain or its designees on a quarterly basis in arrears commencing as of the date hereof, so long as Bain and/or its affiliates (or its/their permitted assignee) is providing services as requested by the Company's board of directors and such payment is not prohibited by that certain Credit Agreement dated as of the date hereof (the "Credit Agreement"), among the
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Company, Wesley-Jessen Holding, Inc., Bankers Trust Company, as Agent, and the
other lenders party thereto.

          4.   Transaction Fees.
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          (a)  The Company hereby agrees to pay to Bain or its designees on the closing date of the Credit Agreement a fee for services rendered in connection with the structuring of the Credit Agreement and certain other management services. Such fees shall be payable by wire transfer in an amount not to exceed $3,000,000 to Bain or its designees plus reasonable out-of-pocket expenses.

          (b) In addition, during the term of this Agreement, the Company shall pay to Bain or its designees a transaction fee in connection with the consummation of each acquisition, divestiture or financing by the Company or its subsidiaries or parent in an amount equal to 1% of the aggregate value of such transaction.

          5.   Personnel.  Bain shall provide and devote to the performance of
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this Agreement such partners, employees and agents of Bain as Bain shall deem appropriate to the furnishing of the services required.

          6.   Liability.  Neither Bain nor any of its affiliates, partners,
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employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of Bain, its affiliates, partners, employees or agents acting within the scope of their employment or authority.

          7.   Indemnity.  The Company and its subsidiaries and parent shall
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defend, indemnify and hold harmless each of Bain, its affiliates, partners, employees and agents from and against any and all loss, liability, damage or expenses arising from any claim by any person with respect to, or in any way related to, the performance of services contemplated by this Agreement (including attorneys' fees) (collectively, "Claims") resulting from any act or
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omission of Bain, its affiliates, partners, employees or agents, other than for
Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Bain, its affiliates, partners, employees or agents. The Company and its subsidiaries and parent shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, its subsidiaries and parent and Bain, its officers, directors, affiliates, partners, employees or agents or in which Bain, its affiliates, partners, employees or agents may be impleaded with others upon any Claims, or upon

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any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by Bain, its affiliates, partners, employees or agents, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Bain, its affiliates, partners, employees or agents, then Bain shall reimburse the Company and its subsidiaries and parent for the costs of defense and other costs incurred by the Company and its subsidiaries and parent.

          8.   Notices.  All notices hereunder shall be in writing and shall be
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delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

          To the Company:
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          Wesley-Jessen Corporation
          333 East Howard Avenue
          Des Plaines, Illinois  60018
          Attention:  President

          To Bain:
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          Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts  02116
          Attention:  Stephen Pagliuca
                      Adam Kirsch

          9.   Assignment.  Neither party may assign any obligations hereunder
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to any other party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided that Bain may, without consent of the Company, assign its rights and obligations under this Agreement to any of its affiliates (but only if such affiliate is a person or entity (excluding any Bain portfolio companies) controlled by Bain, or in the case of an affiliate which is a partnership, Bain is the ultimate general partner of such partnership). The assignor shall remain liable for the performance of any assignee.

          10.  Successors.  This Agreement and all the obligations and benefits
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hereunder shall inure to the successors and assigns of the parties.

          11.  Counterparts.  This Agreement may be executed and delivered by
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each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

          12.  Entire Agreement; Modification; Governing Law.  The terms and
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conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless

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approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

                           *     *     *     *     *

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   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                      WESLEY-JESSEN CORPORATION


                                      By:  Adam Kirsch
                                         ----------------------------------
                                      Its:  V.P.
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                                      BAIN CAPITAL, INC.


                                      By:  Adam Kirsch
                                         ----------------------------------
                                      Its: Managing Director
                                         ----------------------------------